UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 1, 2016

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (d)

Effective April 6, 2016, the Board of Directors (the “Board”) of Ironwood Pharmaceuticals, Inc. (the “Company”) increased the number of directors from ten to 11 and elected Andrew Dreyfus as a Class I director.  Mr. Dreyfus’s term will expire at the Company’s 2017 annual meeting of stockholders.  Mr. Dreyfus has been appointed to the Audit Committee of the Board.

Consistent with the Company’s other non-employee directors, Mr. Dreyfus is participating in the Company’s Director Compensation Plan, which became effective January 1, 2014 (the “Plan”).  In connection with his appointment and pursuant to the Plan, Mr. Dreyfus was granted a restricted stock award of 2,585 shares of the Company’s Class A common stock effective April 6, 2016. The forfeiture rights for all such shares will lapse on the day immediately preceding the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”), provided that Mr. Dreyfus continues to serve as a member of the Board on such date.

In addition, the Company has entered into an indemnification agreement with Mr. Dreyfus, the terms of which are consistent with the indemnification agreement entered into with each of the Company’s current directors and certain of its officers.  This agreement requires the Company to indemnify Mr. Dreyfus to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

There is no arrangement or understanding between Mr. Dreyfus and any other person pursuant to which Mr. Dreyfus was selected as a director. Mr. Dreyfus is not, and has not been since January 1, 2015, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 1, 2016, George H. Conrades and Bryan E. Roberts each informed the Company that he will transition off of the Board, effective as of the date of the Annual Meeting.   As a result, the term of office for each of Mr. Conrades and Dr. Roberts as Class II and Class I directors of the Company, respectively, will end as of the date of the Annual Meeting.

The full text of the press release issued in connection with the announcement of Mr. Dreyfus’s election to the Board and the transition of Mr. Conrades and Dr. Roberts off of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated April 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: April 7, 2016	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief
Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated April 7, 2016